Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard K. Davis, Kathleen A. Rogers and James L. Chosy, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 registering shares of common stock of U.S. Bancorp and options to acquire such shares under the U.S. Bancorp 2015 Stock Incentive Plan, and any and all amendments including post-effective amendments, and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has signed below as of this 21st day of April, 2015.

/s/ Douglas M. Baker, Jr.	/s/ Jerry W. Levin
Douglas M. Baker, Jr., Director	Jerry W. Levin, Director

/s/ Arthur D. Collins, Jr.	/s/ David B. O’Maley
Arthur D. Collins, Jr., Director	David B. O’Maley, Director

/s/ Kimberly J. Harris	/s/ O’dell M. Owens
Kimberly J. Harris, Director	O’dell M. Owens, M.D., M.P.H., Director

/s/ Roland A. Hernandez	/s/ Craig D. Schnuck
Roland A. Hernandez, Director	Craig D. Schnuck, Director

/s/ Doreen Woo Ho	/s/ Patrick T. Stokes
Doreen Woo Ho, Director	Patrick T. Stokes, Director

/s/ Joel W. Johnson	/s/ Scott W. Wine
Joel W. Johnson, Director	Scott W. Wine, Director

/s/ Olivia F. Kirtley
Olivia F. Kirtley, Director